Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Precipio, Inc. (the “Company”) on Form S-8 of our report dated March 29, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Precipio, Inc. as of December 31, 2023 and 2022 and for the years then ended, appearing in the Annual Report on Form 10-K of Precipio, Inc. for the year ended December 31, 2023.

New Haven, CT

January 16, 2025